EXHIBIT 4.62

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Forty-Third Supplemental Indenture

Dated as of April 1, 2003

and

Resolutions Connected Therewith Adopted February 24, 2003

RECORDING INFORMATION

                                                         Town Clerk's Office - Received this Supplemental Indenture for record on the                   day of                  , 2003, at              o'clock,        .M., and filed the bound copy as Book              in accordance with T 24 V.S.A., Section 1155, and cross-indexed in the Land Records in Book                   at Page                  .

Attest:	Town Clerk

            THIS SUPPLEMENTAL INDENTURE, dated as of April 1, 2003, by and between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Vermont (hereinafter generally referred to as the Company), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter generally referred to as the Trustee), as it is the second successor trustee under the below-referenced Indenture of Mortgage, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, (hereinafter generally referred to as the Successor Trustee), as it is the third Successor Trustee under said Indenture of Mortgage,

WITNESSETH that:

            WHEREAS, the Company heretofore duly executed and delivered to Old Colony Trust Company, as trustee, or to its successor as trustee, an Indenture of Mortgage (hereinafter generally referred to as the Original Indenture), dated as of October 1, 1929, but actually executed on October 24, 1929 (the Original Indenture, with all indentures supplemental thereto as therein provided, being hereinafter generally referred to as the Mortgage), Liber 150 of Mortgages, Page 51, Grafton County (New Hampshire) Registry of Deeds, Liber 616, Folio 484, Sullivan County (New Hampshire) Records, Vol. 234, Page 531, in the Office of the Secretary of State of Connecticut, in the Office of the City Clerk of Rutland, Vermont, in the offices of the clerks of certain other towns and cities in the State of Vermont, and in the Office of the Secretary of State of the State of Vermont, to which Original Indenture this instrument is supplemental, and forty-two duly recorded indentures supplemental thereto and in modification and confirmation thereof, whereby all the properties of the Company, whether owned at the time of the execution thereof or thereafter acquired, with certain exceptions and reservations therein fully set forth, were granted, assigned, transferred, mortgaged and pledged to the Trustee, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued in accordance with the terms of the Mortgage and for other purposes more particularly set forth therein; and

            WHEREAS, on January 4, 1971, Old Colony Trust Company was merged into The First National Bank of Boston which thereupon succeeded to the trusts under the Mortgage; and

            WHEREAS, on September 29, 1995, The First National Bank of Boston sold substantially all its corporate trust business and assets to STATE STREET BANK AND TRUST COMPANY which thereupon commenced to act as Trustee under the Mortgage; and

            WHEREAS, on December 31, 2002, STATE STREET BANK AND TRUST COMPANY sold substantially all its corporate trust business and assets to U.S. BANK NATIONAL ASSOCIATION which thereupon commenced to act as Trustee under the Mortgage (hereinafter referred to as the Succession); and

            WHEREAS, on February 24, 2003, the Board of Directors of the Company confirmed U.S. BANK NATIONAL ASSOCIATION as Successor Trustee in case the automatic succession provisions of the last paragraph of Section 12 of Article XV of the Mortgage might be deemed inapplicable to the Succession; and

            WHEREAS, as of March 12, 2003 a Resignation and Appointment Agreement was executed and delivered by the Company, the Trustee and the Successor Trustee upon notice to the holders of all the bonds then outstanding and with the consent of the holders of a majority in principal amount of the bonds then outstanding given pursuant to instruments in writing signed by or on behalf of such holders and delivered to the Successor Trustee; and

            WHEREAS, in order to comply with the obligations of the Company under the last sentence of the fourth paragraph of Section 12 of Article XV of the Mortgage and for the purpose of confirming the vesting of the trust estate in the Successor Trustee under Section 13 of Article XV of the Mortgage and of evidencing the Succession as permitted by Section 1(i) of Article XVI of the Mortgage, the Company, the Trustee and the Successor Trustee have duly and lawfully determined to execute this instrument; and

            WHEREAS, in order to comply with the obligations of the Company in Section 12 of Article III and elsewhere in the Original Indenture, and the provisions of said section and of Section 1 of Article XVI of the Original Indenture, it is desirable and the Company is required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver this instrument for the purpose of complying with said obligations and provisions; and

            WHEREAS, the Company also wishes to amend Article VII of the Mortgage to permit the use of extensions (as defined in Section 4 of Article II of the Mortgage) and the acquisition of purchased property (as defined in Section 3 of Article II of the Mortgage) for purposes of satisfying the "Renewal Requirement" set forth in Article VII of the Mortgage; and

            WHEREAS, the Company has agreed to amend the Mortgage to provide for the payment of a Make-Whole Premium Amount (hereinafter defined) in the event of the acceleration of the bonds issued under the Mortgage following a default; and

            WHEREAS, the Company has also agreed to amend the optional par call for the Series 00 Bonds for the five-year period prior to the due date of such Bonds, due in 2023, to an optional call at a Make-Whole Premium Amount; and

            WHEREAS, in accordance with Section 4 of Article XVI, the Company has duly and lawfully been authorized by resolution of its Board of Directors, and by all other required corporate actions, to execute and deliver this instrument; and

            WHEREAS, in accordance with said Section 4 of Article XVI, the holders of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of all the bonds issued under the Mortgage and outstanding as of the date hereof have consented to the execution and delivery of this instrument; and

            WHEREAS, in accordance with said Section 4 of Article XVI, none of the series of bonds outstanding as of the date hereof will be materially and adversely affected by the execution and delivery of this instrument unless all of the series of bonds so outstanding are so affected; and

            WHEREAS, in accordance with said Section 4 of Article XVI, the Company has requested the Successor Trustee to join with the Company in the execution of this instrument and such execution by the Successor Trustee does not affect the rights, duties or immunities of the Successor Trustee under the Mortgage or otherwise; and

            WHEREAS, the Company has caused to be paid or redeemed all bonds issued under the Mortgage other than those now outstanding as described below and has caused to be paid or redeemed or has otherwise discharged the underlying bonds of its predecessor corporations described in the Original Indenture and the mortgages securing the same; and the Company has also issued and there are outstanding on the date of delivery hereof $62,937,587 in principal amount of First Mortgage Bonds, Series HH, JJ, MM, NN, OO, PP, QQ and RR; and

            WHEREAS, the use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture as heretofore and hereby supplemented, modified and confirmed;

            NOW, THEREFORE, in confirmation of and supplementing the Mortgage and pursuant to, in compliance with, and in execution of, the powers, authorities and obligations conferred, imposed and reserved therein and every other power, authority and obligation appertaining thereto, in consideration of the premises, and of the sum of one dollar to it duly paid by said U.S. BANK NATIONAL ASSOCIATION and of other good and valuable consideration, the receipt whereof is hereby acknowledged, said CENTRAL VERMONT PUBLIC SERVICE CORPORATION has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm, unto said U.S. BANK NATIONAL ASSOCIATION as Successor Trustee as aforesaid, and its successor or successors in the trusts under the Mortgage and hereunder, and its and their assigns, (a) all and singular the plants, rights, permits, franchises, privileges, easements and property, real, personal and mixed, described in the Original Indenture and each of the preceding Supplemental Indentures, and thereby or otherwise thereunder conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in the Original Indenture and each of the preceding Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or any previous trustee under the Mortgage or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture as heretofore supplemented and amended and (b) also, but without in any way limiting the generality of the foregoing, all of the right, title and interest of the Company in and to the franchises, rights, titles, interests, easements and properties described in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length;

            Subject, however, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Original Indenture and preceding Supplemental Indentures, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

            BUT SPECIFICALLY RESERVING AND EXCEPTING (as the same were reserved and excepted from the lien of the Original Indenture and all preceding Supplemental Indentures) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained (1) all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) and (c), both inclusive, of the granting clauses on page 11 of the Original Indenture, and (2) (as the same, pursuant to the provisions of Section 18(b) of Article 2 of the Fifth Supplemental Indenture, dated as of February 1, 1945, were reserved from the lien of the Original Indenture and the preceding Supplemental Indentures) all telephone properties, whether heretofore or now owned or hereafter acquired by the Company;

            TO HAVE AND TO HOLD all said property hereby conveyed, assigned, pledged or mortgaged, or intended so to be, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Successor Trustee, its successor or successors in the trusts under the Mortgage and hereunder and its and their assigns forever;

            BUT IN TRUST, NEVERTHELESS, under and subject to the provisions and conditions, with all the powers and authority and for the trusts and purposes, herein and in the Mortgage set forth, (1) for the equal and proportionate benefit and security (except as provided in Section 3 of Article III and elsewhere in the Original Indenture as heretofore and hereby supplemented, modified and confirmed) of the holders of all bonds and interest coupons heretofore, now and hereafter issued under the Mortgage and from time to time outstanding, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable, and the performance of and compliance with the covenants and conditions of the Mortgage, without (except as aforesaid) any preference, distinction or priority as to lien or otherwise of any bond or coupon over any other bond or coupon by reason of the difference in the series or time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, so that each and every bond heretofore, now or hereafter issued under the Mortgage shall have the same lien, and so that the interest and principal of every such bond shall, subject to the terms of the Original Indenture, be equally and proportionally secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture; and (2) subject to the covenants, agreements, rights, privileges, immunities, trusts and duties set forth in the Original Indenture, as heretofore supplemented, modified and confirmed, and in this Supplemental Indenture;

            AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:

ARTICLE 1
TRUSTEE SUCCESSION AND ASSIGNMENT

            Section 1.      The Company, the Trustee and the Successor Trustee hereby confirm that effective at the opening of business on December 31, 2002 (the "Effective Time") U.S. BANK NATIONAL ASSOCIATION became Successor Trustee under the Mortgage either by automatic succession to STATE STREET BANK AND TRUST COMPANY under the last paragraph of Section 12 of Article XV of the Mortgage or by the resignation of STATE STREET BANK AND TRUST COMPANY as Trustee, the acceptance of such resignation by the Company, the Company's appointment of U.S. BANK NATIONAL ASSOCIATION as Successor Trustee and U.S. BANK NATIONAL ASSOCIATION's acceptance of such appointment, each of which is hereby confirmed as of the Effective Time. The Successor Trustee represents that it meets the requirements specified in Section 1(a) of Article XV of the Mortgage, as amended herein. The Company, the Trustee and the Successor Trustee agree that the notice to and consent by holders of bonds outstanding described in the sixth recital of this Supplemental Indenture are sufficient to authorize the Succession to be confirmed as of the Effective Time by execution of this Supplemental Indenture and without the need for further notice to or actions by such holders, and further agree that U.S. BANK NATIONAL ASSOCIATION has been acting as Trustee with their consent since the Effective Time.

            Section 2.      The Company, the Trustee and the Successor Trustee agree that their intent is and has been to have the trust estate held by the Trustee as of the Effective Time vest in the Successor Trustee as of the Effective Time as provided in Section 13 of Article XV of the Mortgage. In order more certainly to vest and confirm the same in the Successor Trustee, the Trustee by these presents as of the Effective Time does give, grant, bargain, sell, transfer, assign, convey and confirm unto the Successor Trustee the trust estate and all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee as trustee under the Mortgage, and the Successor Trustee by these presents as of the Effective Time does acknowledge that it has accepted and holds the same as Successor Trustee under the Mortgage.

ARTICLE 2
AMENDMENT OF MORTGAGE

            Section 1.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating Section 7 of Article I to read as follows:

                        "Section 7.      The Company shall keep at the corporate trust office of the Trustee in Boston, Massachusetts or such other corporate trust office of the Trustee in the United States as the Trustee shall designate in writing to the Company and the holders of the bonds, books for the registration, transfer and exchange of bonds issued hereunder, and the Trustee is hereby appointed the Registrar of the Company for the purpose of registering, transferring and exchanging the bonds secured hereby."

            Section 2.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating the last sentence of Section 4 of Article III to read as follows:

"In case the Company shall fail to maintain such office or agency or shall fail to give notice of the location or change of the location thereof, presentation and demand may be made, and notices may be served, upon the Company, at the corporate trust office of the Trustee in the City of Boston, Massachusetts or such other corporate trust office of the Trustee in the United States as the Trustee shall designate in writing to the Company and the holders of the bonds, but the Trustee, subject to the provisions of Section 6 of Article XV hereof, shall be under no liability to the Company or to any other person or corporation in respect of any such presentation, demand or notice."

            Section 3.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by deleting from the first sentence of Section 2 of Article V the phrase "the place of redemption of the bonds, which shall be at the principal office of the Trustee in Boston, Massachusetts," and substituting therefore the following phrase:

"the place of redemption of the bonds, which shall be at the corporate trust office of the Trustee in Boston, Massachusetts or such other corporate trust office of the Trustee in the United States as the Trustee shall designate in writing to the Company and the holders of the bonds,"

            Section 4.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating clause (a) of the first paragraph of Article VII to read as follows:

                        "(a) The making of extensions (as defined in Section 4 of Article II hereof) and/or the acquisition of purchased property (as defined in Section 3 of Article II hereof) by the Company on account of which the Company would be entitled (except for the provisions of Sections 6 and/or 7 of Article II hereof) to have bonds authenticated under the provisions of Section 4 of Article II hereof, subject to the provisions of Section 14 of Article III hereof, but on account of which no bonds have been authenticated; provided, however, that (i) any expenditures made for such extensions and/or acquisitions which the Company has not been entitled to use for purposes of satisfying or receiving a credit for expenditures in excess of, the Renewal Requirements for any calendar years pursuant to Section 4 of Article II hereof due solely to the fact that such extensions and/or acquisitions have been or will be subject to the Second Mortgage Indenture dated as of July 15, 1999 from the Company to The Bank of New York, as Trustee, the prior second mortgage granted to the Toronto-Dominion Bank, dated October 5, 1998, or any subsequent mortgage which is junior to the lien of this Mortgage (collectively the "Second Mortgage"), may be used by the Company for such purposes and (ii) any certificates provided to the Trustee by the Company pursuant to the fifth paragraph of this Article VII for any calendar years when the Second Mortgage was in effect, may be amended by the Company taking into account the amendment to this Article VII set forth in clause (i) of this proviso and such amended certificates shall be delivered to the Trustee; and/or"

            Section 5.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating clause "Third" of Section 1 of Article X thereof to read as follows:

                        "Third. In case the principal of all the bonds shall have become due, by declaration or otherwise, to the payment of the whole amount then due and unpaid either for principal or interest, or for both principal and interest, upon the bonds, together with the Make-Whole Premium Amount, if any, applicable to the bonds with interest on the overdue installments of interest at the same rates borne by the respective bonds; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably, according to the aggregate of such principal and the accrued and unpaid interest, without preference or priority of any one series over any other series of bonds, or of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, except as to the difference, if any, in the respective rates of such interest, and thereafter to the payment ratably of the Make-Whole Premium Amount, if any, applicable to the bonds."

            Section 6.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by adding the following paragraph at the end of Section 1 of Article X thereof:

                        "For purposes of this Article X, the term "Make-Whole Premium Amount" shall mean, with respect to each series of bonds, the "Make-Whole Premium Amount" (or any other premium), if any, as defined in the Supplemental Indenture applicable to such series of bonds, to be due and payable in the event of an optional prepayment of the bonds by the Company and such Make-Whole Premium Amount shall be payable under Article X where specified only if the bonds become due by declaration and shall be calculated as though the Company exercised its right to optionally prepay the bonds on, with the bonds becoming due on, the date of such declaration."

            Section 7.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by deleting from Section 5 of Article X thereof the phrase "either for interest or for principal, or for both" and substituting therefor the phrase "either for interest or for principal or for Make-Whole Premium Amount, if any, or for all of the aforesaid".

            Section 8.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating clause "Second" of Section 8 of Article X thereof to read as follows:

                        "Second. In case the principal of all the bonds shall have become due, by declaration or otherwise, to the payment of the whole amount then due and unpaid either for principal or interest, or for both principal and interest, upon the bonds, together with the Make-Whole Premium Amount, if any, applicable to the bonds, with interest on the overdue installments of interest at the same rates borne by the respective bonds; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably, according to the aggregate of such principal and the accrued and unpaid interest, without preference or priority of any one series over any other series of bonds, or of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, except as to the difference, if any, in the respective rates of such interest, and thereafter to the payment ratably of the Make-Whole Premium Amount, if any, applicable to the bonds; and"

            Section 9.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by inserting after the phrase "by the respective bonds" in Section 11 of Article X thereof the phrase ", together with Make-Whole Premium Amount, if any, applicable to such bonds".

            Section 10.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating clauses (a)(1) and (a)(2) of Section 1 of Article XV to read as follows:

                        "(a) (1) There shall at all times be one or more Trustees hereunder, at least one of whom shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state (sometimes referred to in this Article as the Institutional Trustee), which (A) is authorized under such laws to exercise corporate trust powers, and (B) is subject to supervision or examination by Federal or State authority.

                        (2) The Institutional Trustee shall have at all times a combined capital and surplus of not less than fifty million dollars ($50,000,000). If the Institutional Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, for the purposes of this paragraph the combined capital and surplus of the Institutional Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If any Institutional Trustee shall cease to be qualified under the foregoing provisions of this section, such Trustee shall promptly resign, or transmit notice to holders of the bonds, and a successor Trustee may be appointed, all as provided in subclauses (i), (ii) and (iii) of subsection (b) of this section."

            Section 11.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending Sections 7 and 8 of Article XV as follows:

                        (a) In Section 7(b), the phrase "the right of any holder of any bonds to receive payment of principal of and interest on such bond," is restated to read "the right of any holder of any bonds to receive payment of principal of, premium, if any, and interest on such bond,"; and

                        (b) In Section 8(a)(1), (i) the phase in the first line thereof which reads "a default in the payment of the principal of any bond, when the same shall become due and payable," is restated to read "a default in the payment of the principal of or premium, if any, of any bond, when the same shall become due and payable,"; and (ii) the phrase in the eighth line thereof which reads "such principal and interest remaining unpaid;" is restated to read "such principal, premium, if any, and interest remaining unpaid,".

            Section 12.      The Original Indenture, as heretofore supplemented and amended, is hereby further supplemented and amended by amending and restating Section 12 of Article XV to read as follows:

                        "SECTION 12. The Trustee may resign at any time. Any resignation of the Trustee, whether voluntary or required by any of the provisions hereof, shall be by an instrument in writing signed by the Trustee and delivered to the Company. The Trustee may be removed at any time by an instrument or instruments in writing signed by the holders of a majority in principal amount of the bonds, or by their attorneys in fact duly authorized, and filed with the Trustee, notification thereof being given to the Company. Any resignation or removal of the Trustee shall become effective upon a date, not less than thirty (30) days after the giving of the notice hereinafter provided for, specified in such instrument of resignation or removal, or upon any earlier date when the appointment and acceptance of a successor shall become effective, provided that (i) any resignation of an Institutional Trustee required by Section 1(b) of this Article shall become effective as in said section provided and (ii) notwithstanding any provisions herein to the contrary, no resignation or removal of an Institutional Trustee shall become effective until a successor Institutional Trustee shall have been appointed pursuant to the provisions hereof and shall have accepted such appointment.

                        In the event that at any time the Trustee shall resign or shall be removed or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Company shall promptly cause notice of such event, and of the fact that the holders of the bonds are entitled to appoint a successor Trustee, to be given to the holders of the bonds; and, if the Company fails promptly to do so, the retiring Trustee may cause such notice to be so given. The Company shall give notice in each city in which the principal amount of any of the bonds shall be payable by publication once in one newspaper of general circulation printed in the English language and customarily published on each business day, provided, that (i) the Trustee shall furnish notice to each holder of outstanding bonds which are registered bonds by first class mail, postage prepaid, at the last address of such holder appearing on the bond register and (ii) if all bonds outstanding are registered bonds, the Trustee shall not be required to provide notice by publication in a newspaper pursuant to the foregoing provisions of this sentence. At any time after the happening of any such event, a successor Trustee, meeting the requirements specified in Section 1(a) of this Article, may be appointed by holders of a majority in principal amount of the bonds then outstanding by an instrument or instruments in writing signed by such holders, or by their attorneys in fact duly authorized, and delivered to such successor Trustee, notification thereof being given to the Company and to the retiring Trustee. The Company, by an instrument duly executed by order of its Board of Directors under its corporate seal, may appoint a successor Trustee, meeting said requirements, to serve until a successor Trustee shall be appointed by the holders of the bonds as herein authorized, but any Trustee appointed by the Company shall immediately and without further act be superseded by a Trustee appointed by the holders of the bonds as above provided.

                        In the event that no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within thirty (30) days after the occurrence of the event as a result of which a successor Trustee may be appointed, then the retiring Trustee or (subject to the provisions of Section 6(e) of this Article relating to the filing of an undertaking to pay costs) any bondholder who has been a bona fide holder of bonds for at least six (6) months may (in the case of such holder, on behalf of himself and all others similarly situated) petition any court of competent jurisdiction for the appointment of a successor Trustee.

                        The appointment of any successor Trustee shall take effect upon its written acceptance of such appointment, notification thereof being given to the Company and to the retiring Trustee. The Company shall give notice of any appointment of a successor Trustee, whether made by the Company, by the bondholders or by a court, to the holders of the bonds, in the same fashion as provided in this Section for notices of resignation or removal of a Trustee. The Company shall cause to be recorded in the same manner in which this Mortgage shall have been recorded an instrument evidencing each resignation, removal, incapacity, appointment or acceptance of a Trustee.

                        Any corporation into which the Trustee may be converted or merged or with which it may be consolidated or any corporation resulting from any conversion, merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the corporate trust business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 1(a) of this Article and not disqualified under Section 1(b) of this Article, shall be the successor Trustee under this Mortgage, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding."

            Section 13.      The Thirty-Eighth Supplemental Indenture dated as of December 10, 1993, as heretofore amended, is hereby further amended as follows:

                        (a)      The date "December 15, 2018" set forth in Section 2(f)(i) is hereby deleted and the date "December 15, 2023" shall be substituted therefor.

                        (b)      Clause (ii) of Section 2(f) shall be and hereby is deleted in its entirety; and

                        (c)      The fourth paragraph in the Form of Registered Bond Without Coupons of Series 00 is hereby amended as follows: (i) the date "December 15, 2018" set forth in clause (b) thereof is hereby deleted and the date "December 15, 2023" shall be substituted therefor and (ii) clause (c) thereof shall be and hereby is deleted in its entirety.

            Section 14.      Except as expressly provided by Sections 1 through 13 of this Article 1, the Original Indenture, as heretofore supplemented and amended, shall remain in full force and effect.

ARTICLE 3.
MISCELLANEOUS PROVISIONS

            Section 1.      The Successor Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Mortgage as if the provisions concerning the same were incorporated herein at length. The recitals and statements in this Supplemental Indenture and in the bonds shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee or the Successor Trustee, nor shall the Trustee or the Successor Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the bonds, and the Trustee and the Successor Trustee make no covenants or representations, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture.

            Section 2.      This Supplemental Indenture shall become void when the Original Indenture as heretofore supplemented and amended shall be void.

            Section 3.      The Mortgage as supplemented and amended hereby is ratified and confirmed in all respects.

            Section 4.      If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939 as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

            Section 5.      This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, said CENTRAL VERMONT PUBLIC SERVICE CORPORATION has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Jean H. Gibson, its Senior Vice President in that behalf duly authorized, and said STATE STREET BANK AND TRUST COMPANY has caused this instrument to be executed in its corporate name by its Executive Vice President and said U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed in its corporate name by its Officer all as of the day and year first above written.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION,
By /s/ Jean H. Gibson Jean H. Gibson Its Senior Vice President

Attest:

  /s/ Mary C. Marzec
Assistant Corporate Secretary

Signed, sealed and delivered on
behalf of Central Vermont Public
Service Corporation in the presence of:

  /s/ Jennifer Jalbert
Jennifer Jalbert

  /s/ Tamy L. DeBlois
Tammy L. DeBlois

(CORPORATE SEAL)

STATE STREET BANK AND TRUST COMPANY, as Trustee as aforesaid,
By Philip M. Crimmins Executive Vice President
Signed and delivered on behalf of State Street Bank and Trust Company in the presence of: Gilma Dastano Mary Ann Prior

U.S. BANK NATIONAL ASSOCIATION, as Successor Trustee as aforesaid,
By George H. Davison, Jr. Its Officer
Signed and delivered on behalf of U.S. BANK NATIONAL ASSOCIATION in the presence of: Paul D. Allen Gerald R. Wheeler

STATE OF VERMONT       )
                                              )            SS.
COUNTY OF RUTLAND   )

            On this   24th   day of      June     , A.D. 2003, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Jean H. Gibson, Senior Vice President of said Central VERMONT PUBLIC SERVICE CORPORATION, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that she resides in Rutland, Vermont; that she is a Senior Vice President of CENTRAL VERMONT PUBLIC SERVICE CORPORATION, the Corporation described in and which executed the foregoing instrument as party of the first part; that she knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that she signed her name thereto by like order, and she acknowledged and declared that she executed the foregoing instrument and caused the seal of said CENTRAL VERMONT PUBLIC SERVICE CORPORATION to be affixed thereto as its Senior Vice President by authority of the Board of Directors of said Corporation, and acknowledged the same to be her free act and deed, and the free act and deed of said Corporation.

            WITNESS my hand and official seal the day and year aforesaid.

/s/ Kimberly A. Pritchard Kimberly A. Pritchard, Notary Public My commission expires: February 10, 2007 (NOTARIAL SEAL)

COMMONWEALTH OF MASSACHUSETTS       )
                                                                                   )            SS.
COUNTY OF SUFFOLK                                          )

            On this               day of                                  , A.D. 2003, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came Philip M. Crimmins, Executive Vice President of STATE STREET BANK AND TRUST COMPANY, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Mansfield, Massachusetts; that he is an Executive Vice President of STATE STREET BANK AND TRUST COMPANY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of said Bank, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank.

            WITNESS my hand and official seal the day and year aforesaid.

Marie A. Hattinger, Notary Public My commission expires: August 16, 2007 (NOTARIAL SEAL)

COMMONWEALTH OF MASSACHUSETTS       )
                                                                                   )            SS.
COUNTY OF SUFFOLK                                          )

            On this               day of                                  , A.D. 2003, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came George H. Davison, Jr., an Officer of U.S. BANK NATIONAL ASSOCIATION, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in East Walpole, Massachusetts; that he is an Officer of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of said Bank, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank. And said George H. Davison, Jr., an Officer of said U.S. BANK NATIONAL ASSOCIATION, further acknowledged that he accepted the trust hereinbefore created for, and on behalf of, said U.S. BANK NATIONAL ASSOCIATION, Successor Trustee, upon the terms therein named.

            WITNESS my hand and official seal the day and year aforesaid.

Joshua W. Tripr, Notary Public My commission expires: February 7, 2008 (NOTARIAL SEAL)

SCHEDULE A
DESCRIPTION OF PROPERTIES

            All land and premises, rights, privileges and easements conveyed or purported to be conveyed to the Company in and by the following described deeds and the records thereof are hereby incorporated herein by reference:

Properties acquired after June 11, 2001 or not previously described:

Deed from Lynn J. Edmunds and Judith A. Edmunds, dated November 12, 2002, Recorded in Book 74, Pages 532-534 of the Wallingford Land Records in the County of Rutland and State of Vermont.

Deed from Scott J. Casey and Kristina M. Mollison, dated December 17, 2001, recorded in Book 58, Page 532 of the Chittenden Town Land Records in the County of Rutland and State of Vermont.

Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

IN NEW LONDON COUNTY, STATE OF CONNECTICUT:

Waterford

IN HARTFORD COUNTY, STATE OF CONNECTICUT:

Berlin

IN CUMBERLAND COUNTY, STATE OF MAINE:

Yarmouth

IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:

Charleston             Cornish                Plainfield
Claremont              Newport              Unity

IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:

Chesterfield           Hinsdale

IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:

Bath                       Lyman                 Orford
Haverhill                Lyme            Piermont

IN WASHINGTON COUNTY, STATE OF NEW YORK:

Granville                Hampton

IN RENSSELAER COUNTY, STATE OF NEW YORK:

Hoosick

IN ADDISON COUNTY, STATE OF VERMONT:

Addison                  Leicester             Ripton
Bridport                  Lincoln               Salisbury
Bristol                     Middlebury        Shoreham
Cornwall                 Monkton            Starksboro
Ferrisburg                New Haven       Vergennes
Goshen                    Orwell                Weybridge
Granville                  Panton               Whiting
Hancock

IN BENNINGTON COUNTY, STATE OF VERMONT:

Arlington                  Manchester         Searsburg
Bennington               Peru                    Shaftsbury
Dorset                       Pownal               Sunderland
Glastenbury              Rupert                Winhall
Landgrove                Sandgate            Woodford

IN CALEDONIA COUNTY, STATE OF VERMONT:

Barnet                       Lyndon              Walden
Danville                    Ryegate             Waterford
Kirby                         St. Johnsbury    Wheelock

IN CHITTENDEN COUNTY, STATE OF VERMONT:

Buels Gore                Essex                  Milton
Burlington                 Huntington         Underhill
Colchester                 Jericho                Westford

IN ESSEX COUNTY, STATE OF VERMONT:

Concord                    Guildhall            Victory
Granby                      Lunenburg

IN FRANKLIN COUNTY, STATE OF VERMONT:

Bakersfield                 Fletcher             Richford
Berkshire                    Franklin            Sheldon
Enosburg                    Georgia             St. Albans City
Fairfax                        Highgate           St. Albans Town
Fairfield                      Montgomery     Swanton

IN LAMOILLE COUNTY, STATE OF VERMONT:

Belvidere                    Eden                  Johnson
Cambridge                  Hyde Park

IN ORANGE COUNTY, STATE OF VERMONT:

Bradford                      Fairlee               Thetford
Braintree                      Newbury           Tunbridge
Brookfield                   Randolph           Vershire
Chelsea                        Strafford            West Fairlee

IN ORLEANS COUNTY, STATE OF VERMONT:

Lowell                          Irasburg

IN RUTLAND COUNTY, STATE OF VERMONT:

Benson                          Middletown Springs              Sherburne
Brandon                        Mt. Holly                               Shrewsbury
Castleton                       Mt. Tabor                              Sudbury

Chittenden                     Pawlet                                   Tinmouth
Clarendon                      Pittsfield                                Wallingford
Danby                            Pittsford                                 Wells
Fair Haven                     Poultney                                West Haven
Hubbardton                    Proctor                                  West Rutland
Ira                                  Rutland City
Mendon                         Rutland Town

IN WASHINGTON COUNTY, STATE OF VERMONT:

Northfield                      Roxbury

IN WINDHAM COUNTY, STATE OF VERMONT:

Athens                            Guilford                            Stratton
Brattleboro                      Jamaica                            Townshend
Brookline                        Londonderry                     Vernon
Dover                              Marlboro                           Wardsboro
Dummerston                   Newfane                            Westminster
Grafton                            Rockingham                      Windham

IN WINDSOR COUNTY, STATE OF VERMONT:

Andover                            Hartland                           Sharon
Baltimore                          Ludlow                             Springfield
Barnard                             Norwich                           Stockbridge
Bethel                               Plymouth                          Weathersfield
Bridgewater                      Pomfret                             Weston
Cavendish                         Reading                            West Windsor
Chester                              Rochester                         Windsor
Hartford                            Royalton                           Woodstock

RESOLUTIONS ADOPTED FEBRUARY 24, 2003
BY THE BOARD OF DIRECTORS OF
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

            On motion duly made and seconded, the following resolutions relating to the Forty-third Supplemental Indenture were unanimously passed and adopted:

            WHEREAS, by Section 12 of Article III of the Indenture of Mortgage of this Company to State Street Bank and Trust Company (successor trustee to The First National Bank of Boston, successor trustee to Old Colony Trust Company), Trustee, dated as of October 1, 1929 (the "Indenture"), this Company covenanted "that it will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Mortgage, especially to make subject to the lien hereof any property now owned or hereafter acquired by it, which it is herein provided shall be subject to the lien hereof", and, by Section 1 of Article XVI thereof, it is provided, among other things, that this Company and the Trustee may enter into such indentures supplemental thereto as may be deemed necessary or desirable "to assign, convey, confirm, mortgage, pledge, transfer and set over unto the Trustee, subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the Company, for the equal and proportionate benefit and security, except as herein otherwise expressly provided, of the holders and owners of all bonds at any time issued and outstanding under this Mortgage", and "for any other purpose not inconsistent with the terms of this Mortgage and which shall not impair the security of the same", and by Section 12 of Article XV thereof this Company covenanted to cause to be recorded "an instrument evidencing each resignation, removal, incapacity, appointment or acceptance of a Trustee", and by Section 13 of Article XV thereof, the retiring Trustee was authorized to execute such instruments "as the successor Trustee shall request and as may in the opinion of counsel be proper to vest or confirm the trust estate in the successor Trustee"; and

            WHEREAS, this Company has not executed a supplemental indenture since the 42nd Supplemental Indenture, dated as of June 11, 2001; and

            WHEREAS, since that date, this Company has acquired properties which are subject to the lien of the Indenture but which have not been specifically listed in any supplemental indenture; and

            WHEREAS, on December 31, 2002, State Street Bank and Trust Company sold substantially all of its corporate trust business and assets to U.S. Bank National Association, which thereupon commenced to act as Trustee under the Indenture and such succession of Trustee has not been recorded in the land records of the various towns wherein this Company owns property subject to the lien of the Indenture; and

            WHEREAS, in order to comply with the obligations of the Company in Section 12 of Article III and elsewhere in the Indenture, and the provisions of said section and of Sections 12 and 13 of Article XV and Section 1 of Article XVI of the Indenture, it is desirable and the Company is permitted or required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver a supplemental indenture for the purpose of complying with said obligations and provisions; and

            WHEREAS, Section 1 of Article XV of the Indenture requires that the Institutional Trustee be a corporation organized under the laws of the United States of America or of the Commonwealth of Massachusetts, and, if there is such a corporation willing and able to accept the trustee of the Mortgage on customary and reasonable terms, requires that the Trustee have its principal office and place of business in the City of Boston, Massachusetts, and Section 7 of Article I of the Indenture requires that the Company keep books at the office of the Trustee in the City of Boston, Massachusetts; and

            WHEREAS, U.S. Bank National Association, while otherwise qualified to be Trustee under the Indenture, is a national banking organization, not organized under the laws of the Commonwealth of Massachusetts, and does not maintain its principal office and place of business in the City of Boston; and

            WHEREAS, it is in the best interests of the Company to amend the Indenture to delete the requirements that (i) the Trustee be a corporation organized under the laws of the Commonwealth of Massachusetts, but could rather be organized under the laws of the United States of America or of any state, (ii) the Trustee have its principal office and place of business in the City of Boston, Massachusetts, and (iii) the Company keep books at said office in the City of Boston, Massachusetts; and

            WHEREAS, Section 12 of Article XV of the Indenture requires certain publications of notices of resignation, removal and succession of the Trustee, whether by conversion, merger or consolidation, or through a sale of all or substantially all of the assets of the corporation; and

            WHEREAS, corporations may sell their corporate trust departments without selling all or substantially all of their corporate assets, which event occurred with the sale of the corporate trust business and assets of State Street Bank and Trust Company to U.S. Bank National Association; and

            WHEREAS, it is in the best interests of the Company to modify and streamline the notice provisions for the resignation, removal and succession of the Trustee; and

            WHEREAS, Article VII of the Indenture provides that the Company will expend a 2.25% "Renewal Requirement," which requirement may be satisfied with (a) extensions or purchased property "on account of which the Company would be entitled ... to have bonds authenticated under the provisions of Section 4 of Article II hereof..." or (b) the "redemption, payment or purchase and cancellation of any bonds issued under ... this Mortgage...", and Article II, Section 4, eliminates the use of extensions and purchased property for such use when a second mortgage exists on such property; and

            WHEREAS, in 1999, the Company entered a Second Mortgage with The Bank of New York (replacing the prior second mortgage granted to the Toronto-Dominion Bank, dated October 5, 1998) and issued $75,000,000 of Second Mortgage Bonds thereunder which remain outstanding and are due in 2004, which second mortgage is permissible under the Indenture, and is expressly subordinated to the Indenture, and as a result of this Second Mortgage (and the prior 1998 second mortgage), extensions and purchased property may no longer be used to satisfy the Renewal Requirements; and

            WHEREAS, since 1998, the Company has satisfied the Renewal Requirement through the use of redeemed bonds; the Company has sufficient redeemed bonds to satisfy the Renewal Requirement into 2004; and

            WHEREAS, in 2004, the Company will need to issue new bonds to replace the $75,000,000 of existing Second Mortgage Bonds; the new issue could be either First or Second Mortgage Bonds; however, as the Company will exhaust available redeemed bonds in 2004 to use for Renewal Requirement purposes, the Company will need to have its extensions and purchased property unencumbered by a second mortgage at that time so that it may use such property for Renewal Requirement purposes; this precludes the issuance of new Second Mortgage Bonds in 2004, and would require the Company to issue new First Mortgage Bonds, pari passu, thus diluting the interest of the existing First Mortgage Bondholders; and

            WHEREAS, the Company has obtained consent of 100% of the First Mortgage Bondholders to amend the Indenture to permit the use of extensions and purchased property, even if encumbered by a second mortgage, to satisfy the Renewal Requirement (but not for the purpose of issuing First Mortgage Bonds), thus allowing the Company to (a) satisfy the ongoing Renewal Requirement without exhausting available redeemed bonds in 2004, (b) issue new Second Mortgage Bonds in 2004 to replace the existing Second Mortgage Bonds, (c) issue new Second Mortgage Bonds to provide funds for other corporate purposes; and

            WHEREAS, in return for the Bondholders' consent, the Company agreed to (i) an amendment providing that if Bonds are accelerated following a default, a Make Whole premium, in addition to principal and accrued interest, would be payable, (ii) an amendment providing that the optional par call for the five-year period prior to the due date of the Bonds, Series OO, due in 2023, would be changed to an optional call at a Make Whole premium and (iii) if any other Bonds are subject to an optional par call, the par call would be changed to an optional call at a Make Whole premium; all First Mortgage Bonds which will be outstanding at January 1, 2003 (Series HH, JJ, MM, NN and OO) contain Make-Whole provisions previously approved by the PSB; these amendments would merely extend the provisions to the circumstances described above (the outstanding Series PP, QQ and RR First Mortgage Bonds provide security priority for the Letters of Credit and, accordingly, do not contain Make-Whole provisions); and

            WHEREAS, by Section 11 of Article III of the Indenture, this Company covenanted "that in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, it will cause this Mortgage and every additional instrument which shall be executed pursuant to the terms hereof at all times to be recorded and filed in such manner and in such places as may be required by the laws of the state or states, in which the property subject hereto is located".

            NOW, THEREFORE, BE IT RESOLVED, that this Board hereby approves the Forty-Third Supplemental Indenture to be dated as of April 1, 2003, setting forth the properties acquired by this Company since June 11, 2001 or not previously described in any supplemental indenture, and also setting forth the succession of U.S. Bank National Association as Successor Trustee to State Street Bank and Trust Company, and also containing a confirmatory assignment of the trust estate from State Street Bank and Trust Company to U.S. Bank National Association, and also deleting the requirements that the Trustee be a corporation organized under the laws of the Commonwealth of Massachusetts (but permitting the Trustee to be organized under the laws of the United States of America or of any state) and have its principal office and place of business in the City of Boston, Massachusetts, and that the Company keep books at said office in the City of Massachusetts; and also modifying and streamlining the notice provisions for the resignation, removal and succession of the Trustee, and also amending the Indenture to permit the use of extensions and purchased property, even if encumbered by a second mortgage, to satisfy the Renewal Requirement (but not for the purpose of issuing First Mortgage Bonds), and also amending the Indenture to provide (i) that if Bonds are accelerated following a default, a Make Whole premium, in addition to principal and accrued interest, will be payable, (ii) that the optional par call for the five-year period prior to the due date of the Bonds, Series OO, due in 2023, will be changed to an optional call at a Make Whole premium and (iii) if any other Bonds are subject to an optional par call, the par call would be changed to an optional call at a Make Whole premium, and authorizes and directs the President or any Vice President or the Treasurer of this Company for the time being in office, each as such officer and as agent of this Company, to execute and seal with the corporate seal of this Company (which shall be attested by the Secretary or an Assistant Secretary of this Company for the time being in office), and deliver to U.S. Bank National Association, as successor Trustee, a Forty-Third Supplemental Indenture to be dated as of April 1, 2003, substantially in the form presented to this meeting, subject to such changes, insertions and omissions (including, without limitation, the date of said Supplemental Indenture) as may be determined and approved by the President or any Vice President or the Treasurer of this Company executing the same, that such determination and approval are within the authority conveyed by this resolution to be conclusively evidenced by the execution of said Supplemental Indenture on behalf of this Company and such execution being a sufficient identification thereof for all purposes as the Supplemental Indenture hereby authorized, and

            FURTHER RESOLVED, that the President or any Vice President or the Treasurer of this Company cause said Supplemental Indenture to be recorded and filed in such a manner and in such places as may be required to preserve and protect the security of the bondholders and the rights of the Trustee, and

            FURTHER RESOLVED, that the officers of this Company be, and they are and each of them is hereby authorized in the name and on behalf of this Company to execute and file with the Vermont Public Service Board and with such other public regulatory commissions, bodies or agencies which in their opinion or in the opinion of counsel have jurisdiction in the premises, all other applications, petitions, instruments or documents, including any amendments thereto, which in their opinion or the opinion of counsel are necessary or expedient in order to consummate the transactions contemplated by these resolutions, and to employ such counsel and assistance as may be deemed necessary by any of them to accomplish the purpose hereof, and that any and all acts taken or to be taken by or under the authorization of any officer of or counsel to this Company in connection with the transactions contemplated in these resolutions are hereby ratified, confirmed and approved as if authorized hereby when taken.

            And I further certify that the foregoing resolutions have not since been amended or rescinded and are now in full force and effect.

            IN WITNESS WHEREOF I have hereunto set my hand as Assistant Corporate Secretary and have affixed the corporate seal of said Corporation as of this 14th day of May, 2003.

Attest:

  /s/ Mary C. Marzec

Mary C. Marzec
Assistant Corporate Secretary